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                                                                    Exhibit 3.3


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:05 AM 09/15/1999
                                                           991385016 - 3096877


                           CERTIFICATE OF FORMATION OF
                               ACC ACQUISITION LLC

         THIS CERTIFICATE OF FORMATION OF ACC ACQUISITION LLC (the "COMPANY") is dated as of September 15, 1999 and is being executed and filed by Paul M. Mahoney, Jr., as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.
C. Sections 18-101 ET SEQ.).

         1.   NAME. The name of the Company is: ACC Acquisition LLC.

         2. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is: 1013 Centre Road, Wilmington, Delaware 19805.

         3. REGISTERED AGENT. The name and address of the registered agent for service of process on the Company in the State of Delaware is: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation of ACC Acquisition LLC to be duly executed as of the day and year first above written.


                                            /s/ PAUL M. MAHONEY, JR.
                                            ------------------------------
                                            Paul M. Mahoney, Jr.
                                            Authorized Person